UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 25, 2019

Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6280 AMERICA CENTER DRIVE SAN JOSE, CA	95002
(Address of principal executive offices)	(Zip code)

(650) 687-5817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events

Completion of the Cray Merger

On September 25, 2019, pursuant to and subject to the terms of the Agreement and Plan of Merger, dated as of May 16, 2019 (the “Merger Agreement”), by and among Hewlett Packard Enterprise Company (“HPE”), Canopy Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of HPE (“Merger Sub”), and Cray Inc., a Washington corporation (“Cray”), Merger Sub merged with and into Cray (the “Merger”) with Cray continuing as the surviving corporation (the “Surviving Corporation”). Upon completion of the Merger, Cray became a wholly owned subsidiary of HPE.

Pursuant to and subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Cray (“Cray Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding shares of Cray Common Stock (i) owned by Cray as treasury stock or by HPE or Merger Sub, which shares were canceled and have ceased to exist, (ii) held by any wholly owned subsidiary of Cray or HPE (other than Merger Sub), which shares were converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages and (iii) that are restricted shares of Cray Common Stock underlying any Cray restricted stock award, which were converted as described below), was automatically canceled and converted into the right to receive $35.00 per share in cash, without interest thereon, subject to any required withholding taxes (the “Merger Consideration”).

The aggregate consideration paid by HPE in the Merger was approximately $1.4 billion, net of cash acquired and without giving effect to HPE’s related transaction fees and expenses.

Pursuant to and subject to the terms of the Merger Agreement, each Cray stock option that was vested as of immediately prior to the Effective Time was canceled in exchange for an amount in cash equal to, for each share of Cray Common Stock underlying such option, the excess of the Merger Consideration over the exercise price per share, less applicable tax withholding, and each Cray stock option that was unvested as of the Effective Time was converted into an HPE stock option and otherwise remained subject to the same terms and conditions (in each case, other than Cray stock options with exercise prices equal to, or greater than, the Merger Consideration, which were canceled for no consideration). Each Cray restricted stock unit that was vested as of immediately prior to the Effective Time was canceled in exchange for an amount in cash equal to the Merger Consideration, less applicable tax withholding, and each Cray restricted stock unit that was unvested as of the Effective Time was converted into an HPE restricted stock unit and otherwise remained subject to the same terms and conditions. Each Cray performance-based restricted stock unit award was converted into an HPE restricted stock unit award (and for purposes of such conversion, the number of shares of Cray Common Stock underlying the award equaled 50% of the number of shares covered by the award immediately prior to the Effective Time) which generally vests based on continued service through the one-year anniversary of the Effective Time. Each Cray restricted stock award that was then-outstanding and unvested and that was held by a nonemployee director of Cray vested, was canceled and was converted into the right to receive an amount of cash from the Surviving Corporation equal to the product of the total number of shares of Cray Common Stock then underlying such Cray restricted stock award multiplied by the Merger Consideration, less applicable tax withholding.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by HPE with the SEC on May 17, 2019 and which is incorporated herein by reference.

Communications

On September 25, 2019, HPE issued a press release announcing the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 16, 2019, by and among Hewlett Packard Enterprise Company, Cray Inc. and Canopy Merger Sub, Inc. (incorporated by reference from Exhibit 2.1 to HPE’s Current Report on Form 8-K filed with the SEC on May 17, 2019).

99.1	Press Release of Hewlett Packard Enterprise Company, dated September 25, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned officer hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	Senior Vice President, General Counsel and Assistant Secretary

Date: September 25, 2019

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